UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2019

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	UDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2019, Warren L. Troupe notified UDR, Inc. (the “Company”) of his intention to retire from his position as Senior Executive Vice President of the Company, effective on March 31, 2020 (the “Retirement Date”) and transition to the role of Senior Advisor to the Office of the Chairman. Mr. Troupe has been serving as the Company’s Senior Executive Vice President since March 2008.

In connection with Mr. Troupe’s planned transition, the Company and Mr. Troupe entered into a letter agreement, dated December 31, 2019, which includes as an exhibit a related release agreement (the “Letter Agreement”), and a consulting agreement, dated December 31, 2019 (the “Consulting Agreement”).

The Letter Agreement provides for certain benefits and compensation in connection with Mr. Troupe’s planned transition to the role of Senior Advisor to the Office of the Chairman. Under the terms of the Letter Agreement, Mr. Troupe is entitled to continued group health insurance benefits through March 31, 2025, under certain conditions. The Letter Agreement provides that 29,501 Class 2 LTIP Units that were awarded to Mr. Troupe under the Class 2 LTIP Unit Award Agreement dated January 2, 2018, and 26,267 Class 2 LTIP Units remaining unvested that were awarded to Mr. Troupe under the Class 2 LTIP Unit Award Agreement dated January 2, 2019, shall be fully vested on the Retirement Date. Further, under the terms of the Letter Agreement, Mr. Troupe will be entitled to receive a prorated portion of the 2020 short-term incentive compensation that Mr. Troupe would have received had he remained employed by the Company. The Letter Agreement (including the related release agreement) includes mutual releases and non-disparagement covenants of Mr. Troupe and the Company.

The Consulting Agreement will commence on April 1, 2020 and will continue in effect until December 31, 2022, and for each year thereafter, unless the parties provide timely written notice of an intent not to continue the Consulting Agreement. The Consulting Agreement provides that Mr. Troupe will provide consulting services to the Company, and in consideration for such services, Mr. Troupe will be paid a monthly fee of $150,000, and will receive reimbursement of expenses incurred in performing the consulting services. The Consulting Agreement includes a non-solicitation covenant of Mr. Troupe for a period of 12 months following termination of the Consulting Agreement, a covenant of Mr. Troupe to not provide services that conflict with the Company’s business, and a covenant of the Company to indemnify Mr. Troupe in connection with his service as a consultant to the Company.

A copy of the Letter Agreement, which includes the related release agreement and the Consulting Agreement as exhibits thereto, is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing summary of the material terms of the Letter Agreement (including the related release agreement) and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

The press release announcing Mr. Troupe’s retirement is furnished as Exhibit 99.1 to this Report. This information is being furnished pursuant to Item 7.01, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, between the Company and Mr. Troupe (including the related release agreement and Consulting Agreement as exhibits thereto), dated December 31, 2019.
99.1	Press Release dated January 3, 2020.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

December 31, 2019	By:	/s/ David G. Thatcher
David G. Thatcher
Senior Vice President – General Counsel